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                                 MANAGEMENT AGREEMENT



     This Management Agreement (this "Agreement") is entered into as of this 31st day of May, 1997 by and between Golden State Vintners, a California corporation (the "Company"), and Forrest Binkley & Brown Partners L.P., a Delaware limited partnership ("FBB").

                                   R E C I T A L S:

     A. FBB and its partners and affiliates have financial, capital raising, operational and managerial expertise that will assist the Company with its development, growth and expansion.

     B. The Company wishes to engage FBB to provide financial advice and consultation, pursuant to the terms of this Agreement, and FBB wishes to accept such engagement.


                                  A G R E E M E N T:

     NOW, THEREFORE, in consideration of the above-stated premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. ENGAGEMENT OF FBB; SERVICES RENDERED. The Company hereby engages FBB to advise the Company from time to time with respect to all matters concerning the fund raising, growth, development, expansion and operations of the Company and FBB hereby accepts such engagement. In that regard, FBB will (a) provide assistance to the Company with respect to any and all fund raising activities undertaken from time to time by the Company, (b) introduce the Company to investment bankers and secured and mezzanine lenders, (c) oversee the initial public offering of the Company's common stock, (d) provide guidance to the Company in the domestic capital marketplace, (e) assist the Company with its regular quarterly presentations to financial analysts and related capital market professionals,(f) advise the Company regarding the potential refinancing of its senior and subordinated indebtedness, (g) advise the Company regarding its plans for domestic and international expansion and (h) otherwise provide such advice and consultation to the Company as may be reasonably requested.

     2. MANAGEMENT FEE. In connection with the services rendered by FBB to the Company pursuant to this Agreement, FBB shall receive an annual fee of $125,000 payable in equal monthly installments during the term of this Agreement.

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     3.   TERM.  This Agreement shall continue for a period of five years from the effective date hereof, unless extended or terminated by the mutual agreement of the parties prior to the expiration of such term.

     4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     5. EFFECTIVE DATE. For all intents and purposes, this Agreement shall be deemed effective as of October 10, 1996.

     6. COUNTERPARTS. This Agreement may be executed in two or more counterparts with the same effect as if all parties hereto had signed the same document. All counterparts so executed shall be deemed to be an original, shall be construed together and shall constitute one agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


THE COMPANY:                            GOLDEN STATE VINTNERS



                                        By:  /s/  Jeffrey B. O'Neill
                                             -----------------------------
                                             Jeffrey J. O'Neill
                                             Chief Executive Officer



FBB:                                    FORREST BINKLEY & BROWN PARTNERS L.P.

                                        By:  Forrest Binkley & Brown Venture
                                             Advisor Co., General Partner



                                             By:  /s/  Jeffrey J. Brown
                                                  ---------------------------

                                             Name:     Jeffrey J. Brown
                                                       Office of the President


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